UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-2

BOX, INC.
(Name of Registrant as Specified In Its Charter)

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Box, Inc.

Proxy Supplement

EXPLANATORY NOTE

This proxy statement supplement (the “Supplement”) updates and amends the definitive proxy statement of Box, Inc. (the "Company"), filed with the Securities and Exchange Commission on May 13, 2026 (the “Proxy Statement”).

This Supplement is being filed to (a) correct a mathematical error in the Potential Payments upon Termination or Change in Control table on page 70 of the Proxy Statement (specifically, the “Total” calculation for Aaron Levie under "Termination Without Cause or Termination for Good Reason Within Change in Control Period" was incorrectly stated and the correct total is $430,051), and (b) clarify in footnote 1 below that the value listed under the “Stock Awards” payment element does not include Mr. Levie’s outstanding performance-based stock units (“PSUs”) because none of the stock price thresholds applicable to his PSUs had been achieved as of the last trading day of the Company’s fiscal year ended January 31, 2026.

Except for the clarifications and corrections as described above and as represented in the amended and restated table below, this Supplement does not modify, amend, or update any other disclosures in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

The Potential Payments upon Termination or Change in Control table on page 70 of the Proxy Statement is hereby amended and restated to reflect the above corrections and reads as follows:

Executive	Payment Elements	Termination Without Cause or Termination for Good Reason Within Change in Control Period ($)	Termination Without Cause Outside of Change in Control Period ($)
Aaron Levie	Salary	243,000	162,000
	Bonus	133,650	—
	Stock Awards(1)	—	—
	Health Coverage(2)	53,401	35,601
	Total	430,051	197,601
Olivia Nottebohm	Salary	360,000	270,000
	Bonus	198,000	—
	Stock Awards(1)	11,226,146	—
	Health Coverage(2)	—	—
	Total	11,784,146	270,000
Dylan Smith	Salary	382,500	286,875
	Bonus	210,375	—
	Stock Awards(1)	7,136,532	—
	Health Coverage(2)	36,015	27,012
	Total	7,765,422	313,887

(1)       Value represents the estimated benefit amount of unvested RSUs and PSUs calculated by multiplying the number of RSUs and PSUs subject to acceleration held by the applicable named executive officer by the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $25.35 per share on January 30, 2026, the last trading day of fiscal year 2026. Mr. Levie did not have any stock awards eligible for acceleration if the triggering event had occurred on January 30, 2026, the last trading day of fiscal year 2026, because none of the stock price thresholds applicable to his outstanding 600,000 PSUs had been achieved. Under the terms of Mr. Levie’s outstanding PSU award, any portion of the PSUs that had not become eligible to vest before the closing of a change of control because the applicable stock price hurdle had not been achieved would immediately terminate and be forfeited to the Company.

(2)       Represents the estimated cost of Company-paid COBRA continuation coverage. In the case of termination without cause or for good reason within the change in control period, Mr. Levie is entitled to 18 months and Mr. Smith is entitled to 12 months of COBRA benefits. In the case of termination without cause outside of the change in control period, Mr. Levie is entitled to 12 months and Mr. Smith is entitled to 9 months of COBRA benefits. Ms. Nottebohm does not participate in the Company's health coverage program.